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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      MARTHA STEWART LIVING OMNIMEDIA, INC.

                  I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

                                    ARTICLE I

          The name of the Corporation is Martha Stewart Living Omnimedia, Inc. (the "Corporation")

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  The Corporation shall have the authority to issue 350,000,000 shares of $.01 par value Class A Common Stock (the "Class A Common Stock"), 150,000,000 shares of $.01 par value Class B Common Stock (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), and 150,000,000 shares of $.01 par value Preferred Stock (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote, irrespective of Del. Code Ann. tit. 8, Section 242(b)(2).

                  A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

         A.       Class A Common Stock

                  (1) Dividends. The holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock
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shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

                  (2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

                  (3) Voting. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

         B.       Class B Common Stock

                  (1) Dividends. The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

                  (2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

                  (3) Voting. Each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

                  (4)      Conversion.

                           (a) Each share of Class B Common Stock shall be
convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time.

                           (b) Each share of Class B Common Stock shall
automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon any sale, pledge, conveyance, hypothecation, assignment or other transfer (a "Transfer") of such share,




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whether or not for value, by the initial registered holder (the "Initial
Holder") thereof, other than any such Transfer by such holder to (i) a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or (ii) another person that, at the time of such Transfer, beneficially owns shares of Class B Common Stock or a nominee thereof; provided that, notwithstanding the foregoing, (A) any Transfer by the Initial Holder without consideration to (1) any controlled affiliate of such Initial Holder which remains such, (2) a partner, active or retired, of such Initial Holder,
(3) the estate of any such Initial Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Initial Holder, (4) a parent corporation or wholly-owned subsidiary of such Initial Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Initial Holder or a wholly-owned subsidiary of such parent, or (5) the spouse of such Initial Holder, in each case, shall not result in such conversion or (B) any bona fide pledge by the Initial Holder to any financial institution in connection with a borrowing shall not result in such conversion; and provided, further, that in the event any Transfer shall not give rise to automatic conversion hereunder, then any subsequent Transfer by the holder (other than any such Transfer by such holder to a nominee of such holder (without any change in beneficial ownership)) or the pledgor, as the case may be, shall be subject to automatic conversion upon the terms and conditions set forth herein. For purposes of this provision, the Initial Holder of shares of Class B Common Stock owned of record by The Martha Stewart Family Limited Partnership or similar entity controlled by Martha Stewart shall be deemed to be such entity as well as Martha Stewart.

                           (c) The one-to-one conversion ratio for the
conversion of the Class B Common Stock into Class A Common Stock in accordance with Section 4(a) and 4(b) of this Article IV shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

                           (d) The Corporation shall at all times reserve and
keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

                           (e) If any shares of Class B Common Stock shall be
converted pursuant to this Section 4, the shares so converted shall be retired and returned to the authorized but unissued shares of Class B Common Stock.

         C. Other Matters Affecting Shareholders of Class A Common Stock and Class B Common Stock

                  In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in



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respect of shares of Class A Common Stock and Class B Common Stock in the form of shares of Class A Common Stock or Class B Common Stock, respectively.

         D.       Preferred Stock

                  The Board of Directors shall, by resolution, fix the powers, designations, preferences, rights and qualifications, limitations and restrictions of any class or series of the Preferred Stock which shall not have been fixed by the Certificate of Incorporation.

                                    ARTICLE V

                  The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

                                   ARTICLE VI

                  Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

                                   ARTICLE VII

                  The Corporation is to have perpetual existence.

                                  ARTICLE VIII

                  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article
VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE IX

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,


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(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

                                    ARTICLE X

                  Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE XI

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.

                                   ARTICLE XII

                  The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors. A director may be removed, at any time, either with or without cause, by the affirmative vote of holders of a majority of the voting power of shares of stock then entitled to vote with respect to the election of such director.



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                  The name and address of the incorporator is Gregory R. Blatt,
Senior Vice President and General Counsel, Martha Stewart Living Omnimedia LLC, 20 West 43rd Street, New York, New York 10036.

                  IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 26th day of July, 1999.

                                                          /s/ Gregory R. Blatt
                                                          ---------------------
                                                          Gregory R. Blatt
                                                          Incorporator




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